Exhibit 99.1

VERA BRADLEY COMPLETES ACQUISITION OF MAJORITY OWNERSHIP OF PURA VIDA

FOR IMMEDIATE RELEASE

FORT WAYNE, Ind., July 16, 2019 - Vera Bradley, Inc. (NASDAQ: VRA; “Vera Bradley” or the “Company”), a leading American bag and luggage company and iconic lifestyle brand, today announced it has completed the acquisition of a 75% interest in Creative Genius, Inc., which also operates under the name Pura Vida Bracelets (“Pura Vida”). Pura Vida is a rapidly growing, digitally native, and highly engaging lifestyle brand that deeply resonates with its loyal consumer following. The Pura Vida brand has a differentiated and expanding offering of bracelets, jewelry, and other lifestyle accessories.

Robert Wallstrom, Chief Executive Officer of Vera Bradley, said, “We are thrilled to complete the Pura Vida acquisition. Pura Vida is a terrific fit for Vera Bradley as we move into the second phase of our Vision 20/20 three-year strategic plan and focus on growth. The acquisition will grow revenues, expand our customer community, and diversify our business, which we believe will result in increased shareholder value.”

“We will provide each other invaluable support as we grow our brands together,” Wallstrom continued. “Vera Bradley will be able to leverage Pura Vida’s expertise around digital marketing and social customer engagement, and Pura Vida will be able to leverage our infrastructure and back office support capabilities. We are thrilled to partner with founders Griffin Thall and Paul Goodman to help guide the brand to new heights.”

Strategic Rationale

Vera Bradley and Pura Vida are highly complementary businesses. Both companies have devoted, emotionally-connected, and multi-generational customer bases; alignment as casual, comfortable, affordable, and fun lifestyle brands; positioning as “gifting” and socially-connected brands; strong, entrepreneurial cultures and shared values of ingenuity, tenacity, and optimism; a keen focus on community, charity, and social consciousness; complementary, multi-channel distribution strategies; and talented core leadership teams aligned and committed to the long-term success of their brands.

Vera Bradley values Pura Vida’s unique positioning as a digitally-native brand with a loyal and growing consumer following. Pura Vida will be able to utilize Vera Bradley’s infrastructure to support its growth.

Pura Vida has a strong growth profile, and the transaction is expected to be accretive to the Company’s earnings in fiscal 2020 (fiscal year ending February 1, 2020). Forward-looking guidance will be presented in conjunction with the Company’s second quarter earnings release scheduled for September 4, 2019.

Transaction Details

Vera Bradley purchased its 75% ownership interest in Pura Vida for a cash consideration of $75 million and up to $22.5 million in incremental earnout cash consideration, subject to certain performance-based targets for calendar year 2019. Vera Bradley’s existing available cash, cash equivalents, and investments funded 100% of the purchase price paid to date. Vera Bradley has the right, and potentially the obligation, to acquire the remaining 25% stake in Pura Vida, in each case generally commencing five years post-closing.

Pura Vida will operate as a subsidiary of Vera Bradley from its current headquarters in La Jolla, California, and will continue to be led by Thall and Goodman.

About Vera Bradley

Vera Bradley is a leading designer of women’s handbags, luggage and travel items, fashion and home accessories, and unique gifts.  Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand’s innovative designs, iconic patterns, and brilliant colors continue to inspire and connect women unlike any other brand in the global marketplace.

Vera Bradley offers a multi-channel sales model as well as a focus on service and a high level of customer engagement. The Company sells its products through two reportable segments: Direct and Indirect. The Direct business consists of sales of Vera Bradley products through the Company’s full-line and factory outlet stores, verabradley.com, the Company’s online outlet site, and its annual outlet sale in Fort Wayne, Indiana. The Indirect business consists of sales of Vera Bradley products to approximately 2,200 specialty retail locations, substantially all of which are located in the United States, as well as sales to select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements.

The Company’s commitment to bringing more beauty into women’s lives includes its dedication to breast cancer research through the Vera Bradley Foundation for Breast Cancer for which they have raised over $32 million to date.

For more information about Vera Bradley, visit www.verabradley.com or follow the brand @VeraBradley on Twitter and Instagram.

About Pura Vida

Griffin Thall and Paul Goodman, two Southern California friends traveling through Costa Rica on a post-college graduation trip in 2010, crossed paths with two bracelet artisans, Jorge and Joaquin, who were living in poverty. Jorge and Joaquin made beautiful, colorful handmade bracelets that seemed to capture the essence of their journey. Thall and Goodman asked the artisans to make 400 bracelets to take home with them.

Upon returning to San Diego, the pair placed the bracelets in a local boutique. Within days, the bracelets sold out and customers were clamoring for more. So, Pura Vida, which means “pure life” in Spanish and is a philosophy that encourages the appreciation of life’s simple treasures, was born. Today, millions of people around the world wear the bracelets, and Pura Vida’s artisan community has expanded from Costa Rica to El Salvador, India, and more.

Giving back is a core belief at Pura Vida and the impetus for the Pura Vida Charity Collection. Since 2010, Pura Vida has partnered with over 174 different charities around the world and has donated more than $1.7 million to causes they believe in.

Pura Vida has expanded its collection from bracelets to other jewelry items and accessories. Visit www.PuraVidaBracelets.com for more information or follow the brand @puravidabrac on Twitter or @puravidabracelets on Instagram.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Such statements involve risks, uncertainties, and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Vera Bradley, Inc. and its subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the Pura Vida acquisition. Risks, uncertainties, and assumptions include the possibility that acquisition benefits may not materialize as expected; that Pura Vida’s business may not perform as expected; that the parties are unable to successfully implement integration strategies; and other risks that are described in Vera Bradley’s latest Annual Report on Form 10-K and its other filings with the SEC.  Vera Bradley assumes no obligation and does not intend to update these forward-looking statements.

Contacts

Vera Bradley Investors:
Julia Bentley, VP of Investor Relations and Communications
jbentley@verabradley.com
(260) 207-5116

Vera Bradley Media:
877-708-VERA (8372)
Mediacontact@verabradley.com